UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
December 14, 2012

USANA HEALTH SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Utah
(State or other jurisdiction of incorporation)

0-21116	87-0500306
(Commission File No.)	(IRS Employer Identification
Number)
3838 West Parkway Boulevard Salt Lake City, Utah 84120
(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code: (801) 954-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) – (c)

On December 14, 2012, USANA Health Sciences, Inc. (the “Company”) announced that Roy Truett resigned as Chief Operating Officer to pursue other business endeavors. The Company also announced that G. Douglas Hekking was stepping aside as Chief Financial Officer to return to a strategic role that will support the Company’s finance and operations groups.  Mr. Hekking’s determination to change positions was prompted by his need to attend to family health matters and his desire to serve in a more targeted role in the Company.

The Company has appointed Paul A. Jones as Chief Financial Officer on an interim basis.  Mr. Jones, 49, joined USANA in December 2005 as Vice President of Human Resources.  He served in that capacity until June 2007 at which time he left the Company to fulfill a three-year service mission in Chile.  Mr. Jones rejoined the Company in July 2010 as Vice President of Human Resources and served in that capacity until December 2012.  Prior to joining USANA, Mr. Jones was employed with Associated Food Stores from 1998 to 2005 as Vice President of Operations –Dan’s Food Stores; Vice President Farr West Operations; and Vice President of Human Resources.  In addition to his operations and human resources experience, Mr. Jones worked as corporate controller for Crib Retaining Walls for six years.  Mr. Jones has a bachelor degree in Finance with a minor in Economics from Utah State University.  He also has a masters of arts in Organizational Management from University of Phoenix and successfully completed the Certified Management Accountant exam (CMA) in 1990.

Mr. Jones and the Company have agreed on the principal terms of his employment as the Company’s Chief Financial Officer. Mr. Jones will continue to receive an annual salary of $192,816  which will be reviewed in the near future by the Compensation Committee.  He will also continue to be eligible to participate in the Company’s Executive Bonus Plan and receive equity grants under the Company’s 2006 Equity Incentive Award Plan. Mr. Jones will also be eligible to participate in the Company’s 401K plan and to receive medical and other benefits coverage, which is generally available to the Company’s other employees.

The press release issued by the Company on December 14, 2012 announcing these events is attached hereto as Exhibit 99 and incorporated herein by reference.

(e)

          In connection with Mr. Truett’s resignation, the Company and Mr. Truett are negotiating separation and severance documentation.  The Company will file an amended Current Report on Form 8-K upon the finalization of this documentation.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

99.1         Press release issued by USANA Health Sciences, Inc. dated December 14, 2012 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USANA HEALTH SCIENCES, INC.

By: /s/ Paul A. Jones
Paul A. Jones, Chief Financial Officer

Date:	December 14, 2012

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